SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.    20549


                                   FORM 8-A



             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12 (b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





                    Van Kampen American Capital Income Trust
            (Exact name of registant as specified in its charter)



Massachusetts                                           76-6040347
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(State of incorporation                                 (I.R.S. Employer
or organization)                                        Identification No.)



One Parkview Plaza, Oakbrook Terrace, Il                60181
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(Address of principal executive offices)                (Zip Code)



Securities to be registered pursuant to Section 12 (b) of the Act:



Title of each class                         Name of each exchange on which
to be so registered                         each class is to be registered
-------------------                         ------------------------------



Shares of Beneficial                        Chicago Stock Exchange
Interest (without par value)



Securities to be registered pursuant to Section 12 (b) of the Act:



Inapplicable





Item 1.  Description of Registrant's Securities to be Registered
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         The information set forth under the caption "DESCRIPTION OF
SHARES" at pages 30-31 of the prospectus included in Pre-Effective Amendment No. 3 to Registant's Registration Statement on Form N-2 (Registration Number 33-16351. 811-5273) filed with the Securities and Exchange Commission on March 21, 1988, is incorporated herein by reference.



Item 2.  Exhibits (Filed with the Chicago Stock Exchange)
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         First Amended and Restated Agreement and Declaration of Trust and
         all Amendments certified by the Assistant Secretary of the Fund


         By-laws and Resolutions certified by a Secretary or Assistant Secretary of the Fund


         Opinion of Counsel


         Schedule relating to the number of Common shareholders


         Specimen Share Certificate





SIGNATURE



          Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.






                                   Van Kampen American Capital Income Trust


Date: December 9, 1996             By /s/ Dennis J. McDonnell
                                          -------------------
                                          Dennis J. McDonnell
                                          Executive Vice President